SMALLCAP World Fund, Inc. 6455 Irvine Center Drive Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PAUL F. ROYE, Executive Vice President and Principal Executive Officer, and KIMBERLEY H. MONASTERIO, Treasurer and Principal Financial Officer of SMALLCAP World Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended September 30, 2016 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

SMALLCAP WORLD FUND, INC.	SMALLCAP WORLD FUND, INC.

/s/ Paul F. Roye	/s/ Kimberley H. Monasterio
Paul F. Roye, Executive Vice President	Kimberley H. Monasterio, Treasurer

Date: November 30, 2016	Date: November 30, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to SMALLCAP WORLD FUND, INC. and will be retained by SMALLCAP WORLD FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.